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                                                                EXHIBIT 10(f)(1)

             LIBERTY NATIONAL BANK AND TRUST COMPANY OF LOUISVILLE

                                AMENDMENT NO. 1
                                       TO
                              EXCESS BENEFIT PLAN

         This is Amendment No. 1 to the Excess Benefit Plan of Liberty National Bank and Trust Company of Louisville (the "Company") which was adopted as of January 1, 1984. This Amendment No. 1 shall be effective as of January 1, 1989.

                                    Recital
                                    -------

        The Company adopted the Excess Benefit Plan (the "Plan") for the purpose of providing specified retirement benefits to select members of management and highly-compensated employees to replace those benefits lost under the Company's Qualified Plan by reason of the limitations on benefits and contributions imposed by Section 415 of the Internal Revenue Code (the "Code"). The Company now wishes to extend the purposes of the Plan, to also replace those benefits lost by participating employees in the Excess Benefit Plan due to amendments in the Qualified Plan required after the Tax Reform Act of 1986.

                                   Amendments
                                   ----------

 1. DEFINITIONS. Capitalized terms used herein and not otherwise defined shall have the meanings given them in the Plan.

 2. QUALIFIED PLAN. Section 2.11 of the Plan is hereby amended so that as amended it shall read in its entirety as follows:

      "2.11 QUALIFIED PLAN. "Qualified Plan" shall mean the Liberty 1989 Retirement Plan, as amended from time to time. The "1983 Qualified Plan" shall be the Qualified Plan as it existed prior to the amendment and restatement thereof on January 1, 1989."

 3. BENEFITS. Section 4.01 of the Plan is hereby amended so that as amended it shall read in its entirety as follows:

      "4.01   The amount of the benefit payable per month under the Plan shall be the amount remaining after Step 2 below:



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        Step 1:  Calculate the benefit which would be payable to or on behalf of a Participant under the 1983 Qualified Plan, with the following adjustments:
(i) without application of any of the limitations in the 1983 Qualified Plan on annual benefits in accordance with Section 415 of the Code; (ii) assuming amounts deferred by a Participant under the Compensation Deferral Plan adopted in 1984 and pursuant to the Company's Section 125 Plan, both as amended from time to time, were included in his Average Monthly Earnings; and (iii) adjusted in accordance with the terms of the 1983 Qualified Plan for Late Retirement, Early Retirement, or payment in the event of disability.

        Step 2:   Subtract from the amount calculated in Step 1 the benefit
actually payable to or on behalf of a Participant under the Qualified Plan, assuming the benefit were paid as a Life Annuity.

4. ELIGIBILITY. A Participant shall be eligible for participation in the Plan as amended by this Amendment No. 1 thereto only if the Committee, in its sole discretion, on an individual basis, selects that individual to participate pursuant to this Amendment. A Participant, after having been selected for participation by the Committee in the Plan as amended by Amendment No. 1, shall complete and return to the Committee a duly executed Amended Plan Acceptance.

                        *     *     *     *     *     *
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                    LIBERTY NATIONAL BANK AND TRUST COMPANY
                              EXCESS BENEFIT PLAN

                            AMENDED PLAN ACCEPTANCE

        I acknowledge that, as an Executive of the Company, I have been offered an opportunity to participate in the Excess Benefit Plan as amended by Amendment No. 1 (the "Plan", a copy of which I have received, and that I have elected to participate in the Plan as amended.

        I further acknowledge that neither the Company nor any of its subsidiaries, affiliated companies, employees or agents has any responsibility whatsoever for any changes which I may make in other personal plans or programs as a result of my decision regarding the Plan and they are fully released to such extent.

I hereby designate as my Primary Beneficiary under the Plan:




and I hereby designate as my Secondary Beneficiary under the Plan:



I understand that Beneficiary means that the Primary Beneficiary if the Primary Beneficiary survives me by at least 30 days, and means the Secondary Beneficiary if Primary Beneficiary does not survive me by at least 30 days, and means my estate if neither Primary Beneficiary nor Secondary Beneficiary survives me by at least 30 days. I have the right to change my designation of Primary Beneficiary and/or Secondary Beneficiary from time to time in the manner as required by the Company, and I agree that no change in Beneficiary shall be effective until acknowledged in writing by the Company.

Notices to me (Executive) shall be sent as follows:

 Name __________________________________________
 Street Address or
 Post Office Box No.____________________________
 City and State __________ Zip Code ____________
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IN WITNESS WHEREOF,  the Company, and I have executed this Amended Plan
Acceptance as of the _____ day of _______________, 19____.

                                EXECUTIVE:
                                _____________________________________
                                Signature

                                _____________________________________
                                (Type or Print Name under Signature)

 WITNESS:

LIBERTY NATIONAL BANK AND TRUST
COMPANY OF LOUISVILLE

By: ________________________________________
    Secretary of Executive Committee